UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2023

AGRIFORCE GROWING SYSTEMS, LTD.

(Exact Name of Registrant as Specified in Charter)

British Columbia	001-40578
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

300 - 2233 Columbia Street
Vancouver, BC,	V5Y 0M6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 757-0952

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	AGRI	The Nasdaq Capital Market
Series A Warrants	AGRIW	The Nasdaq Capital Market

FORWARD-LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the Filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01 Amendment to a Material Definitive Agreement

See Item 8.01 below.

Item 8.01 Other Information

On June 26, 2023, AgriForce Growing Systems, Ltd. (the “Company”) entered into Waiver and Amendment agreements (“Agreements”) with two institutional investors with respect to those certain Senior Convertible Debentures (“July Notes”) dated July 6, 2022, and Senior Convertible Debentures (“January Notes”, and with the July Notes, the “Notes”) dated January 17, 2023 issued by the Company” to those investors (the “Holders”). The Agreements provide as follows:

1.	The Company has notified the Holders of its intention to pay the Monthly Redemption Amount due on July 1, 2023 in the Notes in Conversion Shares instead of in cash pursuant to Section 6(b) of the Notes, and the Holders have agreed to waive certain requirements under the Notes in order for the Company to pay the Monthly Redemption Amounts in Conversion Shares.
2.	The Conversion Price in the Notes has been reduced irrevocably to the Base Conversion Price (which is currently set at $0.45) based upon subsequent dilutive issuances under the Company’s ATM program. 100% of ATM proceeds up to $1 million USD have been agreed with the Notes holders to be kept by Company, while any dollar amount over this threshold is 33% distributed to the Company and 67% to the Holders , pro-rated based on the outstanding amounts held by the Holders at such time of determination.
3.	The minimum tranche for Additional Closings under Section 2.4(a) of the Securities Purchase Agreements has been reduced from $5 million to $2.5 million.
4.	Upon the Company’s receipt of a further shareholder approval, the Base Conversion Price shall be lowered to the lowest price at which the Company has issued a common share or a right to acquire common shares as described in the first sentence of Section 5(b) of the Notes (including but not limited to issuances pursuant to the Company’s At Market Issuance Agreement dated August 18th 2022 with B. Riley Securities, Inc). The Company has agreed to use best efforts to hold such meeting by August 31, 2023.
5.	The Holders have each agreed to raise no objection to one or more private placements of securities by the Company with an aggregate purchase price of up to $1,000,000 at a purchase price of at least $0.25 per common share and two-year warrant (with a per share exercise price of $0.50, and no registration rights).
6.	Section 2(d) of each of the Notes has been restated in full as follows:

d) Prepayment. Except as otherwise set forth in this Debenture, the Company may not prepay any portion of the principal amount of this Debenture without the prior written consent of the Holder. The Company must apply the approved or percentage of approved gross proceeds from the sale of its Common Stock from an at-the-market offering (as defined in Rule 415 under the Securities Act) to prepay this Debenture (pro-rated among all Debentures), and shall be permitted to so prepay this Debenture notwithstanding any contrary provision of this Debenture or the Purchase Agreement. Such prepayments shall be made on a weekly basis (if any sales have been made during such week) on the Wednesday of the following week. The Company shall give notice to the Holder on the Monday of the following week that a prepayment will be made on that Wednesday, with the amount of such prepayment.

Item 9.01 Exhibits

99.1	Form of Waiver and Amendment
104	Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 27, 2023

AGRIFORCE GROWING SYSTEMS, LTD.

By:	/s/ Richard Wong
Name:	Richard Wong
Title:	CFO